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                                  EXHIBIT 11
                                  ----------

Environmental Power Corporation
Computation of Earnings Per Share
June 30, 2000

                                                                 Income                   Shares                Per Share
                                                               (Numerator)             (Denominator)             Amounts
                                                          ------------------      --------------------      ---------------
Three Months Ended June 30, 2000:
--------------------------------
Loss available to shareholders                                   $  (957,617)               11,406,783              $  (.08)
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                   (958,867)               11,406,783                 (.08)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  1,087
                                                          ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $  (958,867)               11,407,870              $  (.08)
                                                          ==================      ====================      ===============

Three Months Ended June 30, 1999:
--------------------------------
Loss available to shareholders                                   $(1,615,960)               11,406,783              $  (.14)
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - loss available to common shareholders                 (1,617,210)               11,406,783                 (.14)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                    113
                                                          ------------------      --------------------      ---------------
Diluted EPS - loss available to common shareholders              $(1,617,210)               11,406,896              $  (.14)
                                                          ==================      ====================      ===============
Six Months Ended June 30, 2000:
-------------------------------
Income available to shareholders                                 $ 1,128,972                11,406,783              $  .10
Effect of dividends to preferred stockholders                         (2,500)
                                                          ------------------      --------------------     ---------------
Basic EPS - income available to common shareholders                1,126,472                11,406,783                 .10
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                    815
                                                          ------------------      --------------------     ---------------
Diluted EPS - income available to common shareholders            $ 1,126,472                11,407,598              $  .10
                                                          ==================      ====================     ===============

Six Months Ended June 30, 1999:
------------------------------
Loss available to shareholders                                   $  (553,012)               11,406,783              $ (.05)
Effect of dividends to preferred stockholders                         (2,500)
                                                          ------------------      --------------------     ---------------
Basic EPS - loss available to common shareholders                   (555,512)               11,406,783                (.05)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                     57
                                                          ------------------      --------------------     ---------------
Diluted EPS - loss available to common shareholders              $  (555,512)               11,406,840              $ (.05)
                                                          ==================      ====================     ===============
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